UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act Of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a12
ELASTIC N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2019

To the Shareholders of Elastic N.V.:

Notice is hereby given that an Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) of Elastic N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “Elastic,” or “we”), will be held on April 25, 2019, at 8:00 p.m., Central European Summer Time (“CEST”), at the offices of Bird & Bird LLP, Zuid-Hollandplein 22, 2596 AW, The Hague, the Netherlands, for the following purposes:

I.	Opening and announcements;
II.	Appointment of Caryn Marooney as a non-executive director (voting proposal no. 1); and
III.	Closing of the meeting.

Each person authorized to attend the Extraordinary Meeting may inspect the agenda of the Extraordinary Meeting at the office of Elastic.

The Board of Directors recommends that you vote “FOR” the voting proposal noted above.

The record date is set at the close of business on March 28, 2019 Eastern Daylight Time (“EDT”) and, therefore, only the Company’s shareholders of record at the close of business on March 28, 2019 EDT (“Registered Shareholders”) are entitled to receive this notice (this “Notice”) and to vote at the Extraordinary Meeting.

If you intend to attend the Extraordinary Meeting in person, you must notify the Company by submitting your name and the number of registered shares to the Company’s e-mail address ir@elastic.co by 8:00 PM CEST on April 23, 2019. Please read this proxy statement carefully to ensure that you have proper evidence of share ownership as of March 28, 2019, as we will not be able to accommodate guests without such evidence at the Extraordinary Meeting.

We have opted to provide our materials pursuant to the full set delivery option in connection with the Extraordinary Meeting. Under the full set delivery option, a company delivers all proxy materials to its shareholders. The approximate date on which the Proxy Statement and Proxy Card are intended to be first sent or given to the Company’s shareholders (each a “Shareholder”, and collectively, the “Shareholders”) is April 1, 2019. This delivery can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, the Company must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include this Notice of Extraordinary General Meeting of Shareholders, Proxy Statement, and proxy card. These materials are available free of charge on our website at ir.elastic.co and at www.proxyvote.com.

Your vote is important regardless of the number of Elastic ordinary shares that you own. If you do not plan on attending the Extraordinary Meeting and if you are a Registered Shareholder, please vote via the Internet or, if you are a holder of shares in street name (“Beneficial Owner”), please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a Registered Shareholder, you also may vote by telephone or by submitting a proxy card by mail. If you are a Beneficial Holder, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker or nominee. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

All proxies submitted to us will be tabulated by Broadridge Financial Solutions, Inc. All shares voted by Registered Shareholders present in person at the Extraordinary Meeting will be tabulated by the secretary designated by the chairman of the Extraordinary Meeting.

All shareholders are extended an invitation to attend the Extraordinary Meeting.

If you have any questions concerning this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Elastic ordinary shares, please contact our Investor Relations department at +1 (650) 695-1055 or ir@elastic.co.

Thank you for your ongoing support of Elastic.

The Board of Directors of Elastic N.V.

The date of this proxy statement is March 28, 2019 and it is being mailed to shareholders on or about April 1, 2019.

PROXY STATEMENT
FOR EXTRAORDINARY MEETING OF SHAREHOLDERS

March 28, 2019

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to possible future market prices, market capitalization levels for Elastic ordinary shares and Elastic’s results of operations, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of the management of Elastic and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement.

The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Elastic’s filings with the Securities and Exchange Commission (the “SEC”), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) dated October 4, 2018 (the “Prospectus”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2019.

Elastic undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. In the event that Elastic does update any forward-looking statement, no inference should be made that Elastic will make additional updates with respect to that statement, related matters or any other forward-looking statements.

ELASTIC N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040

PROXY STATEMENT
FOR EXTRAORDINARY MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2019

AGENDA ITEM I

OPENING AND ANNOUNCEMENTS

The chairman of the Extraordinary Meeting will open the Extraordinary Meeting and make any announcements.

AGENDA ITEM II

VOTING PROPOSAL NO. 1 — BOARD APPOINTMENT

The Board of Directors of the Company (the “Board”) is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance. Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports provided to them.

The Board is currently made up of six directors. We have a one-tier Board, consisting of one executive director and five non-executive directors. Under the Company’s Articles of Association, all directors may hold office for a maximum term of three years, or until their earlier death, resignation or removal.

The Board, following the recommendation of the nominating and corporate governance committee, has made a binding nomination to appoint Caryn Marooney as a non-executive director in accordance with article 7.2 of our Articles of Association (the “Director Resolution”). The Board believes that Ms. Marooney’s unique experience makes her well qualified to be one of our non-executive directors.

The Board recommends a vote “FOR” the election of the nominee listed below.

The name and age as of the Record Date of the individual who is our nominee for election as executive director is:

Name	Age
Caryn Marooney	51

Ms. Marooney served in various roles at Facebook, Inc., a social networking service, most recently serving as the company’s Vice President, Global Communications since March 2012, and previously served as the company’s Director of Technology Communications from May 2011 to March 2012. From June 1997 to March 2011, Ms. Marooney served in various roles, including President and Chief Executive Officer, of The OutCast Agency, a public relations firm. Ms. Marooney has served as a member of the board of directors of Zendesk, Inc., a software services company, since January 2014. Ms. Marooney holds a B.S. in labor relations from Cornell University.

Ms. Marooney was recommended by one of our non-executive directors and nominated by the nominating and corporate governance committee to serve on our Board because of her prior executive experience and her experience advising technology companies.

If appointed, the term of office for Ms. Marooney will expire at the end of the 2022 annual general meeting of shareholders.

The Board has determined that Ms. Marooney will be an independent director of the Company within the meaning of the director independence standards of the Dutch Corporate Governance Code, the New York Stock Exchange (the “NYSE”) and SEC rules. Ms. Marooney will serve on the nominating and corporate governance committee of the Board.

Other than as disclosed below regarding compensation for non-executive directors, which Ms. Marooney would receive, there are no arrangements or understandings between the nominee, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.

VOTE REQUIRED

The resolution to appoint Ms. Marooney shall be adopted by a simple majority of votes cast in an Extraordinary Meeting where at least one third of the issued and outstanding shares are represented. Each ordinary share confers the right to cast one vote at the Extraordinary Meeting. Blank votes and invalid votes shall be regarded as not having been cast. The resolution to appoint Ms. Marooney may be overruled by a vote against the nominee by a two-thirds majority of the votes cast where more than one half of the issued and outstanding shares are represented.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE FOR DIRECTOR.

AGENDA ITEM III

CLOSING OF THE MEETING

The chairman of the Extraordinary Meeting will close the meeting.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY MEETING AND
PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?
A:	You are receiving these proxy materials because you were a shareholder of record or beneficial owner of Elastic N.V. (the “Company,” “Elastic,” “we,” “us” or “our”) as of the close of business on March 28, 2019 (the “Record Date”) for an extraordinary meeting of shareholders of Elastic to be held on April 25, 2019 (the “Extraordinary Meeting”).

Please refer to the question entitled “What is the difference between holding shares as a shareholder of record or as a beneficial owner?” below for important details regarding different forms of share ownership.

This proxy statement contains important information about the director election and the Extraordinary Meeting, and you should read it carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the Extraordinary Meeting. Your vote is important. We encourage you to vote as soon as possible. These proxy materials are being distributed to you on or about April 1, 2019.

Q:	What proposal will be voted on at the Extraordinary Meeting?
A:	Shareholders will be asked to adopt the Director Resolution.
Q:	Can I attend the Extraordinary Meeting?
A:	You may attend the Extraordinary Meeting if, on the Record Date, you were a shareholder of record or a beneficial owner. If you would like to attend the Extraordinary Meeting in person, you must notify the Company by submitting your name and number of registered shares to the Company’s e-mail address ir@elastic.co by 8:00 PM CEST on April 23, 2019. You will be asked to show photo identification and the following:
•	If you are a shareholder of record, your paper proxy card that includes your name, or admission ticket that you received with a paper proxy card or that you obtained from our shareholder voting site at www.proxyvote.com; or
•	If you are a beneficial owner, the voting instruction card you received from your broker, bank or other intermediary, or a printed statement from such organization or online access to your brokerage or other account, showing your stock ownership on the Record Date.

We will not be able to accommodate guests without proper evidence of share ownership as of the Record Date at the Extraordinary Meeting, including guests of our shareholders.

The meeting will begin promptly at 8:00 p.m. CEST, and you should leave ample time for the check-in procedures.

Q:	Where is the Extraordinary Meeting?
A:	The Extraordinary Meeting will be held at the offices of Bird & Bird LLP, Zuid-Hollandplein 22, 2596 AW, The Hague, the Netherlands. Shareholders may request directions to the Extraordinary Meeting by contacting Investor Relations at 800 West El Camino Real, Suite 350, Mountain View, California 94040, telephone number +1(650) 695-1055, e-mail ir@elastic.co.
Q:	Who is entitled to vote at the Extraordinary Meeting?
A:	You may vote your shares of Elastic ordinary shares if you owned your shares at the close of business on the Record Date. You may cast one vote for each ordinary share held by you as of the Record Date on all matters presented. As of March 21, 2019 (the last practicable date prior to the Record Date and the mailing of the Proxy Statement), we had 73,296,667 ordinary shares issued and outstanding. See the questions entitled “How can I vote my shares in person at the Extraordinary Meeting?” and “How can I vote my shares without attending the Extraordinary Meeting?” below for additional details.
Q:	What is the difference between holding shares as a shareholder of record or as a beneficial owner?
A:	You are the “shareholder of record” of any shares that are registered directly in your name with Elastic’s transfer agent, Computershare Trust Company, N.A. We have sent the proxy statement and proxy card directly to you if you are a shareholder of record. As a shareholder of record, you may grant your voting proxy directly to Elastic or to a third party, or vote in person at the Extraordinary Meeting.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf in a brokerage account or by a bank or another intermediary that is the shareholder of record for those shares. If you are a beneficial owner, you did not receive proxy materials directly from Elastic, but your broker, bank or other intermediary forwarded you a proxy statement and voting instruction card for directing that organization how to vote your shares. You may also attend the Extraordinary Meeting, but because a beneficial owner is not a shareholder of record, you may not vote in person at the Extraordinary Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Extraordinary Meeting.

Q:	How can I vote my shares in person at the Extraordinary Meeting?
A:	You may vote shares for which you are the shareholder of record in person at the Extraordinary Meeting. You may vote shares you hold beneficially in street name in person at the Extraordinary Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Extraordinary Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the Extraordinary Meeting?” so that your vote will be counted even if you later decide not to attend the Extraordinary Meeting.
Q:	How can I vote my shares without attending the Extraordinary Meeting?
A:	Whether you hold shares as a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the Extraordinary Meeting, by the following means:

By Internet — Shareholders of record with Internet access may direct how their shares are voted by following the “Vote by Internet” instructions on the proxy card until 5:59 a.m. CEST on April 25, 2019/11:59 p.m. EDT on April 24, 2019. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for Internet voting availability.

By telephone — Shareholders of record who live in the United States or Canada may submit proxies by telephone by following the “Vote by Telephone” instructions on the proxy card until 5:59 a.m. CEST on April 25, 2019/11:59 p.m. EDT on April 24, 2019. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for telephone voting availability.

By mail — If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by following the instructions for voting by mail in the voting instruction card provided by your broker, bank or other intermediary.

Q:	How many shares must be present or represented to conduct business at the Extraordinary Meeting?
A:	The shareholders of record of at least one third of the shares entitled to vote at the Extraordinary Meeting must either (1) be present in person at the Extraordinary Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the Extraordinary Meeting.
Q:	What is the voting requirement to approve the proposal?
A:	The proposal to approve the resolution appointing Caryn Marooney to the Board requires a simple majority of votes cast in an Extraordinary Meeting where at least one third of the issued and outstanding ordinary shares of the Company are represented. The resolution may be overruled by a vote against the nominee by a two-thirds majority of the votes cast where more than one half of the issued and outstanding shares are represented.

Q:	What will happen if I fail to vote or vote to abstain from voting?
A:	If you are the shareholder of record and you fail to vote or abstain from voting, it will have no effect on the Director Resolution, assuming a quorum is present.

If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, the organization will not have discretion to vote on the non-routine matters that will be proposed at the Extraordinary Meeting. If you fail to provide voting instructions to the organization or instruct the organization to vote your shares to abstain from voting, it will have no effect on the Director Resolution.

Q:	What will happen if I submit a proxy but do not specify how my shares are to be voted?
A:	If you are the shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board.

If you are a beneficial owner and you do not provide the organization that is the shareholder of record for your shares with voting instructions, the organization will not have discretion to vote on the non-routine matters that will be proposed at the Extraordinary Meeting.

Q:	What is the effect of a broker non-vote?
A:	A broker non-vote occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker non-vote will be counted for purposes of calculating whether a quorum is present at the Extraordinary Meeting but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker non-vote occurs. Thus, a broker non-vote will not impact our ability to obtain a quorum for the Extraordinary Meeting and will not otherwise affect the outcome of the Director Resolution.
Q:	How does the Board recommend that I vote?
A:	After careful consideration, the Board determined that the appointment of Ms. Marooney is advisable and in the best interests of Elastic and its shareholders, and the Board approved her addition to the Board.

The Board recommends that Elastic shareholders vote “FOR” the Director Resolution.

Q:	Can I change my vote?
A:	If you are the shareholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the Extraordinary Meeting?,” (2) by providing a written notice of revocation to Elastic’s Corporate Secretary at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040 prior to your shares being voted, or (3) by attending the Extraordinary Meeting and voting in person, which will supersede any proxy previously submitted by you. However, merely attending the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a legal proxy from the organization that holds your shares giving you the right to vote your shares, by attending the Extraordinary Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

Q:	What should I do if I receive more than one proxy card, voting instruction card from my broker, bank or other intermediary, or set of proxy materials?
A:	You may receive more than one proxy card, voting instruction card from your broker, bank or other intermediary or set of proxy materials. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive, or follow the voting instructions on such proxy card or voting instruction card you receive, to ensure that all your shares are voted.

Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Elastic or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to Elastic management.
Q:	Who will serve as inspector of election?
A:	The inspector of election will be Broadridge Financial Solutions, Inc.
Q:	Where can I find the voting results of the Extraordinary Meeting?
A:	We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four business days of the Extraordinary Meeting.
Q:	Who will bear the cost of soliciting votes for the Extraordinary Meeting?
A:	Elastic will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Elastic, some of whom may be considered participants in the solicitation, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Elastic may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials.
Q:	What is householding and how does it affect me?
A:	The SEC permits companies that provide advance notice and follow certain procedures to send a single set of proxy materials to any household at which two or more shareholders of record reside, unless contrary instructions have been received. In such cases, each shareholder of record continues to receive a separate set of proxy materials. Certain brokerage firms may have instituted householding for beneficial owners. If your family has multiple accounts holding Elastic ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Q:	Who can help answer my questions?
A:	Please contact our Investor Relations department by calling +1(650) 695-1055 or by writing to Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040, Attention: Investor Relations or e-mail ir@elastic.co. If you have questions about the resolution approving the Director or the information contained in this proxy statement, or desire additional copies of this proxy statement, or if you are a shareholder of record, additional proxy cards, please contact our Investor Relations Department.

REPORT OF THE AUDIT COMMITTEE

The audit committee of our board of directors is responsible for assisting our board of directors in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

In this context, the audit committee of our board of directors reviewed and discussed the audited financial statements of the Company as of and for the year ended April 30, 2018 with the Company’s management and PricewaterhouseCoopers LLP. To ensure independence, the audit committee of our board of directors met separately with PricewaterhouseCoopers LLP and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee of our board of directors received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based on the reviews and discussions described above, the audit committee of our board of directors recommended to the board of directors the inclusion of the audited financial statements in the Company’s prospectus filed with the SEC pursuant to Rule 424(b)(4) dated October 4, 2018, for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Jonathan Chadwick (Chair)
Chetan Puttagunta
Michelangelo Volpi

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

CORPORATE GOVERNANCE

Executive Officers and Directors

The following table provides information regarding our current executive officers and directors as of March 1, 2019:

Name	Age	Position(s)
Executive Officers:
Shay Banon	41	Executive Director, Chief Executive Officer and Chairman
Janesh Moorjani	46	Chief Financial Officer
Aaron Katz	42	Chief Revenue Officer
Kevin Kluge	47	Senior Vice President of Engineering
W.H. Baird Garrett	57	Senior Vice President and General Counsel
Non-Executive Directors:
Jonathan Chadwick(1)(2)	53	Director
Peter Fenton(2)(3)	46	Director
Chetan Puttagunta*(1)(3)	32	Director
Steven Schuurman	43	Director
Michelangelo Volpi(1)(2)(3)	52	Director
*	Lead Independent Director.
(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and corporate governance committee.

Executive Officers

Shay Banon co-founded our company and has served as a member of our board of directors since July 2012, as our Chief Executive Officer since May 2017, and as our Chairman and Chief Executive Officer since June 2018. He is the chairman of our board of directors. He previously served as our Chief Technology Officer from July 2012 to April 2017. Mr. Banon holds a B.Sc. in Computer Science from Technion, Israel Institute of Technology. Mr. Banon is the creator of our Elasticsearch product. We believe that Mr. Banon is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our CEO and his experience as an executive in the technology industry.

Janesh Moorjani has served as our Chief Financial Officer since August 2017. Prior to joining us, he served as Executive Vice President and Chief Financial Officer of Infoblox Inc., an IT automation and security company, from January 2016 until August 2017. From July 2013 to January 2016, Mr. Moorjani was with VMware, Inc., a provider of cloud and virtualization software and services, where he served in various roles, most recently as a Senior Vice President of Finance from January 2015 to January 2016. From October 2004 to June 2013, he served in a number of finance and sales roles at Cisco Systems, Inc. Mr. Moorjani holds a Bachelor of Commerce degree from Sydenham College of Commerce and Economics of University of Mumbai and an M.B.A. from the Wharton School of the University of Pennsylvania.

Aaron Katz has served as our Chief Revenue Officer since March 2017 and previously served as our Senior Vice President of Field Operations from July 2014 to March 2017. Prior to joining us, he served in various executive roles at salesforce.com, inc., a cloud computing company, from July 2002 to June 2014, most recently as Senior Vice President of Enterprise Sales from February 2013 to June 2014 and Senior Vice President of Enterprise Corporate Sales from April 2009 to January 2013. Mr. Katz holds a B.S. in Managerial Economics from the University of California, Davis.

Kevin Kluge has served as our Senior Vice President of Engineering since March 2017 and previously served as our Vice President of Engineering from July 2013 to March 2017. Prior to joining us, he served as Vice President, Products at Citrix Systems, Inc., a cloud and mobile computing technology company, from July 2011 until July 2013. Mr. Kluge joined Citrix in July 2011 through its acquisition of Cloud.com, where he served as Vice President, Engineering. Mr. Kluge holds a B.S. and an M.S. in Computer Science from Stanford University.

W.H. Baird Garrett has served as our General Counsel since June 2018 and as our Senior Vice President of Legal since July 2015. Prior to joining us, he was Of Counsel at VLP Law Group LLP from October 2008 to June 2015, where he served as the Chair of the Technology Transactions Practice Group from 2012 to 2015, and previously was an associate at Wilson Sonsini Goodrich &Rosati, P.C. Mr. Garrett currently serves as a director of Full House Resorts, Inc., a casino developer and operator. Mr. Garrett holds a B.A. in International Relations from Pennsylvania State University, an M.A. in International Relations from the University of Chicago and a J.D. from the University of Virginia School of Law, where he was an Editor, and member of the Articles Review Board, of the Virginia Law Review.

Non-Executive Directors

Jonathan Chadwick has served as a member of our board of directors since August 2018. Mr. Chadwick has been a private investor since April 2016. From November 2012 to April 2016, Mr. Chadwick served as Chief Financial Officer and Executive Vice President of VMware, Inc., a virtualization and cloud infrastructure solutions company, and from August 2014 to April 2016, he also served as VMware’s Chief Operating Officer. From March 2011 until November 2012, he served as the Chief Financial Officer of Skype Communication S.á.r.l., a voice over IP (VoIP) service, and as a corporate vice president of Microsoft Corporation after its acquisition of Skype in October 2011. From June 2010 until February 2011, Mr. Chadwick served as Executive Vice President and Chief Financial Officer of McAfee, Inc., a security software company, until its acquisition by Intel Corporation. From September 1997 until June 2010, Mr. Chadwick served in various executive roles at Cisco Systems, Inc., a multinational technology company. He currently serves on the board of directors of Cognizant Technology Solutions Corporation, an IT business services provider, , ServiceNow, Inc, a cloud computing company, and various private companies. He served on the board of directors of F5 Networks, Inc., an application networking delivery company, from August 2011 until March 2019. He also worked for Coopers & Lybrand in various roles in the U.S. and U.K. Mr. Chadwick is a Chartered Accountant in England and holds a B.Sc. degree in Electrical and Electronic Engineering from the University of Bath, U.K. We believe Mr. Chadwick is qualified to serve as a member of our board of directors because of his significant financial expertise as a Chief Financial Officer and service on the boards of directors of various public companies.

Peter Fenton has served as a member of our board of directors since September 2012. Mr. Fenton has served as General Partner of Benchmark Capital Partners, a venture capital firm, since September 2006. He currently serves on the board of directors of Cloudera, Inc., an enterprise data cloud company, New Relic, Inc., a software analytics company, and Zuora, Inc., or Zuora, an enterprise software company that designs and sells SaaS applications, and various private companies. Mr. Fenton previously served as a director of Hortonworks, Inc., Yelp Inc., Twitter, Inc. and Zendesk, Inc. Mr. Fenton holds a B.A. in Philosophy from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Fenton is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Chetan Puttagunta has served as a member of our board of directors since January 2017 and as our lead independent director since June 2018. Mr. Puttagunta has served as General Partner of Benchmark Capital Partners since July 2018. From October 2016 until July 2018, Mr. Puttagunta served as a General Partner of New Enterprise Associates, a venture capital firm he joined in April 2011. Mr. Puttagunta holds a B.S. in Electrical Engineering from Stanford University. We believe that Mr. Puttagunta is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of the technology industry.

Steven Schuurman co-founded our company and has served as a member of our board of directors since July 2012 and previously served as our Chief Executive Officer from July 2012 to May 2017. Mr. Schuurman holds a B.Sc. in Electrical Engineering from TH Rijswijk, now known as The Hague University of Applied Sciences. We believe Mr. Schuurman is qualified to serve as a member of our board of directors because of his deep understanding of our business, operations and strategy due to his role as our co-founder and former CEO.

Michelangelo Volpi has served as a member of our board of directors since January 2013. Mr. Volpi has served as a Partner of Index Ventures, a venture capital firm, since July 2009. He currently serves as a director of Fiat Chrysler Automobiles N.V., an automotive company, Sonos, Inc., a consumer electronics company, and Zuora and previously served as a director of Exor N.V., Hortonworks Inc. (merged with Cloudera, Inc.), Pure Storage, Inc. and Telefonaktiebolaget L. M. Ericsson. Mr. Volpi holds a B.S. in Mechanical Engineering and an

M.S. in Manufacturing Systems Engineering from Stanford University, and an M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Volpi is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Election of Officers

Our executive officers are elected by our board of directors and serve as executive officers until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of business conduct and ethics are available on our website at www.elastic.co. We intend to post any amendment to our corporate governance guidelines and our code of business conduct and ethics, and any waivers of such guidelines or code for directors and executive officers, on the same website.

Board of Directors

We have a one-tier board of directors, consisting of executive and non-executive directors. The number of executive and non-executive directors is to be determined by the board of directors.

Our one-tier board structure consists of one executive director and five non-executive directors. Shay Banon serves as our Chief Executive Officer and Chairman and is an executive director.

Pursuant to our articles of association, our executive and non-executive directors may be appointed for a maximum term of three years (unless such director has resigned at an earlier date). A director may be reappointed, and the three-year maximum term may be deviated from by resolution of the board of directors.

The members of our board of directors have been appointed to staggered one, two- and three-year terms. The terms of Messrs. Puttagunta and Schuurman will expire at the annual general meeting of the shareholders to be held in 2019; the terms of Messrs. Chadwick and Volpi will expire at the annual general meeting of the shareholders to be held in 2020; and the terms of Messrs. Banon and Fenton will expire at the annual general meeting of the shareholders to be held in 2021.

Director Independence

Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of an initial public offering. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships and as a result of this review, our board of directors determined that each of Messrs. Chadwick, Fenton, Volpi, and Puttagunta, representing four of our six directors, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our board of directors considered the current and prior relationships that each non-executive director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-executive director.

In addition to the independence requirements under the NYSE rules, the Dutch Corporate Governance Code (“DCGC”) requires a majority of the members of our board of directors, a majority of the members of each of the audit committee, compensation committee and nominating and corporate governance committee, and the Lead Independent Director to be independent. The DCGC provides for a different definition of an “independent director”. A non-executive director is considered not independent under the DCGC if the director or the director’s spouse, registered partner or life companion, foster child or relative by blood or marriage up to the second degree (i) has been an employee, managing director or executive director of the company in the five years prior to appointment, (ii) has received personal financial compensation from us for work not in keeping with the normal course of business, (iii) has had an important business relationship with the company in the years prior to the appointment, (iv) is a member of the management board of a company in which an executive director of the Company is a supervisory board member, (v) has temporarily performed management duties for us, (vi) is a major shareholder of our company (holding at least 10%), or (vii) represents one or more major shareholders. The criteria under (i) through (v) should only apply to at most one non-executive director. The total number of non-executive directors who are not independent under this definition should account for less than half of the total number of non-executive directors. There can be at most one non-executive director who can be considered to be affiliated with or representing any shareholder, or group of affiliated shareholders, who directly or indirectly holds more than ten percent of the shares in the company. Our board of directors has determined that Messrs. Fenton and Schuurman are not considered independent under the DCGC. Our board of directors has determined that it complies with the independence requirements of the DCGC.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, as well as at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports regularly on all significant committee activities, evaluates the risks inherent in significant transactions, and provides guidance to management.

Lead Independent Director

Our articles of association provide for one of our independent, non-executive directors to be designated as Lead Independent Director by our board of directors. Our board of directors has designated Mr. Puttagunta to serve as our Lead Independent Director. As Lead Independent Director, Mr. Puttagunta presides at all meetings of the board of directors at which the Chairman is not present, presides over executive sessions of our independent directors, as chairman of our general meeting (if the Lead Independent Director is not present, he may designate one of the other Directors for that purpose), serves as a liaison between our Chairman and our independent directors and performs such additional duties as our board of directors may otherwise determine and delegate and as required by Dutch law, the DCGC and our articles of association and board rules.

The DCGC requires that the Lead Independent Director may not be a former executive director of our company, in addition to the DCGC independence requirements.

The board of directors believes that its current leadership structure, in which the positions of Chief Executive Officer and Chairman are held by Mr. Banon, together with a Lead Independent Director with broad authority, is appropriate at this time and provides the most effective leadership for Elastic in a highly competitive and rapidly changing technology industry.

Board Meetings and Committees of Our Board of Directors

During our fiscal year ended April 30, 2018, the board of directors held five meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. During our fiscal year ended April 30, 2018, the board of directors also acted by written consent.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders, we encourage, but do not require, our directors to attend. The Company held an annual general meeting of shareholders during the fiscal year ended April 30, 2018 on January 12, 2018.

Our board of directors has the authority to appoint committees to perform certain management and administrative functions. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Executive directors may not be members of the audit committee, compensation committee or the nominating and corporate governance committee. Our board of directors may from time to time establish ad hoc committees.

Audit Committee

Our audit committee is comprised of Messrs. Chadwick, Puttagunta and Volpi, each of whom is a non-executive member of our board of directors. The audit committee may not be chaired by the Lead Independent Director or by a former executive director. Mr. Chadwick is the chair of our audit committee. Our board of directors has determined that two out of three of the members of our audit committee, including the chair of our audit committee, satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the SEC. Our board of directors has also determined that Mr. Chadwick qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the NYSE. We have elected to avail ourselves of the permitted “phase-in” period of up to one year from the date of our initial public offering for complying with the NYSE and SEC director requirement that all members of the audit committee are independent directors. We believe that our reliance on this “phase-in” period does not materially adversely affect the ability of our audit committee to act independently and to satisfy the other requirements of Rule 10A-3. The audit committee is responsible for, among other things:

•	review of all related party transactions in accordance with our related party transactions policy;
•	overseeing our accounting and financial reporting processes;
•	the integrity and audits of our consolidated financial statements and financial reporting process;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements related to our financial statements and other public disclosures, our compliance with our policies related thereto, and our policy in respect of tax planning;
•	the engagement and retention of the registered independent public accounting firm and the recommendation for nomination by our board of directors for the instruction (appointment) by our general meeting of an external auditor to audit the Dutch statutory annual accounts and board report, and the evaluation of the qualifications, independence, and performance of the independent public accounting firm, including the provision of non-audit services;
•	the application of information and communication technology;
•	the role and performance of our internal audit function;
•	our overall risk profile; and
•	attending to such other matters as are specifically delegated to our audit committee by our board of directors from time to time.

The audit committee was established in June 2018 and therefore did not hold any meetings during our fiscal year ended April 30, 2018.

Compensation Committee

Our compensation committee is comprised of Messrs. Chadwick, Fenton and Volpi, each of whom is a non-executive member of our board of directors. The compensation committee may not be chaired by the Lead Independent Director or by a former executive director. Mr. Fenton is the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules of the NYSE and the SEC and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The compensation committee is responsible for, among other things:

•	reviewing and approving the compensation, including equity compensation, change-in-control benefits and severance arrangements, of our executive officers and overseeing their performance;
•	reviewing and making recommendations to our board of directors with respect to the compensation of our directors;
•	reviewing and making recommendations to our board of directors with respect to our executive compensation policies and plans;
•	implementing and administering our incentive and equity-based compensation plans;
•	determining the number of shares underlying, and the terms of, restricted share awards and options to be granted to our directors, executive officers, and other employees pursuant to these plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement;
•	assisting our board of directors in producing the compensation report to be included in our annual report filed in the Netherlands and to be posted on our website in accordance with best practice of the DCGC; and
•	attending to such other matters as are specifically delegated to our compensation committee by our board of directors from time to time.

During our fiscal year ended April 30, 2018, our compensation committee held three meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently comprised of Messrs. Fenton, Puttagunta and Volpi, each of whom is a non-executive member of our board of directors. Mr. Volpi is the chair of our nominating and corporate governance committee. In the event that Ms. Marooney is appointed to our board of directors, we expect that our nominating and corporate committee will be comprised of Ms. Marooney and Messrs. Fenton and Puttagunta, and that Mr. Puttagunta will serve as the chair of our nominating and corporate governance committee. Our board of directors has determined that each current member of our nominating and corporate committee and Ms. Marooney meets the requirements for independence under the rules of the NYSE. The nominating and corporate governance committee is responsible for, among other things:

•	identifying, recruiting, and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual general meeting of shareholders;
•	developing and recommending to our board of directors corporate governance guidelines as set forth in our rules of the board of directors, including the committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;
•	overseeing compliance with legal and regulatory requirements applicable to us;
•	reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;
•	recommending to our board of directors nominees for each committee of our board of directors;
•	annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, and the performance of our committees of the board of directors as required by applicable law, regulations and the corporate governance listing standards; and
•	overseeing our board of directors’ evaluation of executive officers.

The nominating and corporate governance committee was established in June 2018 and therefore did not hold any meetings during our fiscal year ended April 30, 2018.

We have posted the charters of our audit, compensation, and nominating and corporate governance committees, and any amendments thereto that may be adopted from time to time, on our website at https://ir.elastic.co. Information on or that can be accessed through our website is not part of this proxy statement.

Policies Governing Director Nominations

Director Nomination Process

Our board of directors is responsible for selecting its own members. Our board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate. The nominating and corporate governance committee makes recommendations to the board of directors regarding the size and composition of the board of directors. The nominating and corporate governance committee is responsible for ensuring that the composition of the board of directors accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The nominating and corporate governance committee recommends, and our board of directors provides a binding nomination for a candidate to stand for appointment as director by the meeting of the shareholders.

Generally, our nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by shareholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Candidates recommended by shareholders and other stakeholders are given appropriate consideration in the same manner as other candidates. Once candidates have been identified, our nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates as director nominees to our board of directors in order for the board of directors to draw up a binding nomination for appointment by the meeting of the shareholders

Shareholders may submit proposals related to the composition of the board of directors as provided in our articles of association and by Dutch law. Such proposals are forwarded to the chairman of the nominating and corporate governance committee for consideration. All directors are appointed by the annual general meeting of the shareholders (or an extraordinary meeting of the shareholders) at the binding nomination of the board of directors. Additionally, shareholders may propose a resolution to appoint a board member that was not nominated by the board of directors, and any such resolution requires at least a two-thirds majority or the votes cast at the annual general meeting, provided such majority represents more than half the issued share capital.

Qualifications

In recommending candidates to the board of directors, the nominating and corporate governance committee takes into consideration the board of directors’ criteria for selecting new directors, including, but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to duties of the board of directors. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any candidate. We do however consider diversity in reviewing director candidates and do not discriminate on the basis of race, religion, sexual orientation, sex or national origin. Under Dutch law, as a company with fewer than 30% of the directors being women, we are required to disclose the rationale behind our failure to have a specified diversity percentage for the board of directors and our efforts to obtain such diversity. In order for the board of directors to fulfill its responsibilities, our nominating and corporate governance committee believes that the board of directors should include directors possessing a blend of experience, knowledge and ability, regardless of other characteristics.

Shareholder Communications

The Company has a process for shareholders who wish to communicate with our board of directors. Shareholders who wish to communicate with our board of directors may write to our board of directors at the address of the Company’s registered office at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands. These communications will be received by our General Counsel and will be presented to our board of directors in the discretion of our General Counsel, in consultation with appropriate directors, as necessary. Certain items that are unrelated to our board of directors’ duties and responsibilities may be excluded, such as mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. The full text of our policies and procedures for bilateral contacts with shareholders, including information regarding how to contact our non-management directors, is available on our website at www.elastic.co.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Non-Executive Director Compensation

The remuneration package for the non-executive directors is determined by our board of directors in accordance with our remuneration policy. During fiscal 2018, our non-executive directors did not receive any cash compensation for their services as directors or as board committee members. Our board of directors has, however, granted equity awards from time to time to non-executive directors as compensation for their service as directors. We also reimburse our non-executive directors for their reasonable out-of-pocket costs and travel expenses in connection with their service as members of our board of directors.

Cash Compensation. All non-executive directors receive the following cash compensation for their services:

•	$30,000 per year for service as a board member;
•	$10,000 per year additionally for service as lead independent director;
•	$20,000 per year additionally for service as chairman of the audit committee;
•	$8,500 per year additionally for service as an audit committee member;
•	$12,000 per year additionally for service as chairman of the compensation committee;
•	$5,000 per year additionally for service as a compensation committee member;
•	$7,500 per year additionally for service as chairman of the nominating and corporate governance committee; and
•	$4,000 per year additionally for service as a nominating and corporate governance committee member.

All cash payments to non-executive directors, or the Retainer Cash Payments, are paid quarterly in arrears on a prorated basis.

Equity Compensation. Nondiscretionary, automatic grants of restricted stock units were made to our non-executive directors, except for any non-employee director who either (i) beneficially owns more than 2% of the outstanding and issued share capital of the Company, or (ii) is a partner or a member of any venture capital firm that owns securities of the Company representing more than 2% of the outstanding and issued share capital of the Company.

•	Initial award. Each person who first became an eligible non-executive director was granted an award of restricted stock units covering a number of shares having a grant date fair value equal to $170,000 pro-rated for the amount of time that remains in the 12-month period prior to the next scheduled annual general meeting of the Company’s shareholders (and if the date of such annual general meeting of the Company’s shareholders is not known, the one-year anniversary of the most recent Annual Award granted to non-executive directors), rounded down to the nearest whole share, or the Initial Award. The shares underlying the Initial Award will settle on the earlier of (i) the one-year anniversary of the date the Initial Award is granted or (ii) the day prior to the date of the annual general meeting of the Company’s shareholders next following the date the Initial Award is granted, subject to continued service through the applicable vesting date.
•	Annual award. On the date of each general meeting of the Company’s shareholders, each eligible non-executive director will be granted an award of restricted stock units covering a number of shares having a grant date fair value equal to $170,000, or the Annual Award. The shares underlying the Annual Award will settle on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the annual general meeting of our shareholders next following the date the Annual Award is granted, subject to continued service through the applicable vesting date.

The grant date fair value is computed in accordance with U.S. generally accepted accounting principles.

Any award of restricted stock units granted under our non-executive director compensation policy will fully vest and become exercisable in the event of a change in control, as defined in our amended and restated 2012 Stock Option Plan, the 2012 Plan, provided that the director remains a director through such change in control. Further, our 2012 Plan, as described below under the section titled “Employee Benefit and Share Plans,” provides that in the event of a merger or change in control, as defined in our 2012 Plan, each outstanding equity award granted under our 2012 Plan that is held by a non-executive director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable, provided such director remains a director through such merger or change in control.

The table below shows the total compensation awarded to our non-executive directors during fiscal 2018:

Name	Option Awards(1)	Total
Jonathan Chadwick(2)	—	—
Peter Fenton	—	—
Elizabeth Nelson(3)	$814,275	$814,275
Chetan Puttagunta	—	—
Steven Schuurman	—	—
Michelangelo Volpi	—	—
(1)	The amount in this column represents the aggregate grant-date fair value of the award as computed as of the grant date of each option awarded in fiscal 2018 in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included elsewhere in the Prospectus. Other than as set forth in the footnote (3) below, our non-executive directors did not hold any equity awards as of April 30, 2018 in the form of ordinary shares.
(2)	Mr. Chadwick was not a director during fiscal 2018.
(3)	During the year ended April 30, 2018, Ms. Nelson was granted an option to purchase 165,000 ordinary shares. Ms. Nelson resigned from our board of directors in June 2018.

In connection with his appointment to our board of directors, Mr. Chadwick was granted an option to purchase 200,000 ordinary shares on August 17, 2018. This option is subject to an early exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vest on August 14, 2019 and 1/48th of the shares vest monthly thereafter, subject to Mr. Chadwick’s continued service to us through the applicable vesting date. In accordance with Mr. Chadwick’s offer letter with the Company, 100% of the shares subject to the option shall vest in the event of a change in control, as defined in the 2012 Plan, provided that Mr. Chadwick continues to serve as a member of our board of directors through the effective date of such change in control.

Directors who are also our employees receive no additional compensation for their service as directors. During fiscal 2018, Mr. Banon was one of our named executive officers. See “Executive Compensation” for additional information about the compensation of Mr. Banon.

EXECUTIVE COMPENSATION

Fiscal 2018 Summary Compensation Table

The following table and narrative summarize and explain the compensation that we paid to, or that was earned by, our principal executive officer and each of the other named executive officers determined under Item 402(m)(2) of Regulation S-K for fiscal 2018. We refer to these executive officers in this proxy statement as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Shay Banon Chief Executive Officer	2018	400,000		—		7,514,361	306,494	(2)	8,220,855
Janesh Moorjani Chief Financial Officer	2018	272,820	(3)	200,000	(4)	3,462,657	23,600	(5)	3,959,077
Aaron Katz Chief Revenue Officer	2018	500,000		110,246	(6)	1,134,880	—		1,695,219
(1)	The amounts disclosed represent the grant date fair value of the share options granted to the named executive officers during fiscal 2018 as computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the share options reported in this column are set forth in the notes to our audited consolidated financial statements included in the Prospectus. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the exercise of the share options or the sale of the ordinary shares underlying such share options.
(2)	The amount disclosed represents a $164,413 moving and relocation allowance and $142,080 as gross-up payments for income taxes payable by Mr. Banon on such allowance.
(3)	Mr. Moorjani joined us as our Chief Financial Officer in August 2017 and received a prorated base salary based on his annual base salary of $400,000.
(4)	The amount disclosed represents a cash bonus awarded to Mr. Moorjani under the terms of his initial offer letter with us.
(5)	The amount disclosed represents company contributions made under our 401(k) plan.
(6)	The amount disclosed represents commissions paid to Mr. Katz in fiscal 2018 pursuant to his commission program.

Named Executive Officer Employment Letters

Shay Banon

We entered into an employment agreement with Shay Banon, our Chief Executive Officer, effective as of September 4, 2018. Pursuant to Mr. Banon’s employment agreement, Mr. Banon will continue to serve as our at-will employee and as the executive director designated as our Chief Executive Officer and Chairman of the Board, with such Board membership subject to our articles of association, Board Rules, and any required shareholder approvals.

Mr. Banon’s employment agreement provides for an annual base salary of $330,000, eligibility to receive an annual performance bonus with the target amount determined as 50% of Mr. Banon’s annual base salary, and eligibility to participate in employee benefit plans maintained from time to time for senior executives based in the United States.

Pursuant to the employment agreement of Mr. Banon, Mr. Banon may be eligible to receive certain severance payments and benefits. The amount and type of the severance payments and benefits provided under Mr. Banon’s employment agreement, as well as the terms and conditions under which such severance payments and benefits may be provided, are identical in all material respects to the provisions regarding severance payments and benefits provided for in our change in control severance agreements, as described below under the heading “Executive Officer Change in Control and Severance Agreements.”

Janesh Moorjani

We have entered into an employment letter with Janesh Moorjani, our Chief Financial Officer. The employment letter does not have a specific term and provides that Mr. Moorjani is an at-will employee. Mr. Moorjani’s current annual base salary is $330,000, and he is eligible for an annual target cash incentive payment equal to 40% of his annual base salary.

Aaron Katz

We have entered into an employment letter with Aaron Katz, our Chief Revenue Officer. The employment letter does not have a specific term and provides that Mr. Katz is an at-will employee. Mr. Katz’s current annual base salary is $330,000, and he is eligible for an annual target cash incentive payment equal to 90% of his annual base salary.

Executive Officer Change in Control and Severance Agreements

We have entered into change in control and severance agreements with each of Janesh Moorjani, Aaron Katz, Kevin Kluge, and W.H. Baird Garrett. Additionally, as noted above, we have entered into an employment agreement with Mr. Banon that contains severance provisions that are identical in all material respects to those contained in the change in control and severance agreements. Pursuant to each executive’s severance agreement, if we terminate the employment of the executive other than for “cause” (excluding by reason of the executive’s death or disability) or the executive resigns for “good reason” (as such terms are defined in the executive’s severance agreement), and, within 60 days following the executive’s termination, the executive executes a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigns from all positions the executive may hold as an officer or director, the executive is entitled to receive (i) a lump sum payment equal to 6 months of the executive’s annual base salary, (ii) a lump sum payment equal to 50% of the executive’s annual target performance bonus as in effect for the fiscal year in which the termination occurs, and (iii) we will pay the premiums for coverage under “COBRA” for the executive and the executive’s dependents, if any, for up to 12 months following the executive’s termination of employment.

Pursuant to each executive’s severance agreement, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the executive’s severance agreement), the employment of the executive is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, the executive executes a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigns from all positions he may hold as an officer or director, the executive is entitled to receive (i) a lump sum payment equal to 12 months of the executive’s annual base salary, (ii) a lump sum payment equal to 100% of the executive’s annual target performance bonus as in effect for the fiscal year in which the termination occurs, (iii) we will pay the premiums for coverage under COBRA for the executive and the executive’s dependents, if any, for up to 12 months following the executive’s termination of employment, and (iv) vesting acceleration of 100% of any outstanding equity awards held by the executive on the date of the executive’s termination (in the case of an equity award with performance-based vesting, unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels).

In the event any payment to an executive pursuant to the applicable severance agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Outstanding Equity Awards as of Fiscal Year End

The following table sets forth information regarding outstanding share options and share awards held by our named executive officers as of April 30, 2018:

	Option Awards						Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)
Shay Banon	04/19/2016	605,250	(2)	—	5.46	04/19/2026	—		—
	09/07/2017	216,079	(3)	648,239	10.15	09/07/2027	—		—
	09/07/2017	—	(4)	314,297	10.15	09/07/2027	—		—
	04/02/2018	—	(5)	400,000	13.07	04/02/2028	—		—
Janesh Moorjani	09/07/2017	602,169	(6)	—	10.15	09/07/2027	—		—
	04/02/2018		(7)	50,000	13.07	04/02/2028	—		—
		—		—	—	—	105,000	(8)	1,750,350
Aaron Katz	07/04/2014	484,961	(9)	58,076	4.26	07/04/2024	—		—
	03/10/2016	190,615	(10)	225,274	5.46	03/10/2026	—		—
	04/02/2018	—	(7)	200,000	13.07	04/02/2028	—		—
(1)	This amount reflects the fair market value of our ordinary shares of $16.67 as of April 30, 2018 (the determination of the fair market value by our board of directors as of the most proximate date) multiplied by the amount shown in the column for the number of shares that have not vested.
(2)	The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest in 48 equal monthly installments beginning on January 1, 2016 subject to continued service to us through the applicable vesting date.
(3)	Shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2017 subject to continued service to us through the applicable vesting date.
(4)	All of the shares subject to the option vested upon the closing of our initial public offering subject to continued service to us through the applicable vesting date.
(5)	Shares subject to the option vest in 48 equal monthly installments beginning on May 2, 2018 subject to continued service to us through the applicable vesting date.
(6)	The option is subject to an early option exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vested on August 28, 2018 and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service to us through each applicable vesting date.
(7)	Shares subject to the option vest in 48 equal monthly installments beginning on November 1, 2019 subject to continued service to us through the applicable vesting date.
(8)	The shares were acquired pursuant to an early exercise provision and were subject to a right of repurchase we held as of April 30, 2018. All of these shares vested on August 28, 2018.
(9)	One-fourth of the shares subject to the option vested on July 4, 2015 and 1/48 vest monthly thereafter subject to continued service to us through the applicable vesting date.
(10)	One-fourth of the shares subject to the option vested on July 4, 2016 and 1/48 vest monthly thereafter subject to continued service to us through the applicable vesting date.

Employee Benefit and Share Plans

2012 Stock Option Plan

The 2012 Plan currently permits the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights to our employees, directors and consultants and our parent, subsidiary and affiliate corporations’ employees and consultants. The 2012 Plan also permits the grant of performance shares and performance units to our employees, directors and consultants and our parent, subsidiary and affiliate corporations’ employees and consultants.

Authorized shares. A total of 10,178,329 ordinary shares are available for issuance pursuant to the 2012 Plan. In addition, shares may become available under the 2012 Plan as described below.

The number of shares available for issuance under the 2012 Plan will include an annual increase on the first day of each fiscal year beginning in fiscal 2020, equal to the lesser of:

•	9 million shares;
•	5% of the outstanding ordinary shares as of the last day of our immediately preceding fiscal year; or
•	such other amount as our board of directors may determine.

If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is repurchased due to failure to vest, the unissued shares (or for awards other than stock options or stock appreciation rights, the repurchased shares) will become available for future grant or sale under our 2012 Plan. With respect to stock appreciation rights, the net shares issued will cease to be available under the 2012 Plan and all remaining shares will remain available for future grant or sale under the 2012 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under our 2012 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under our 2012 Plan.

Plan administration. The 2012 Plan will generally be administered by our compensation committee. Subject to the provisions of our 2012 Plan, the administrator has all powers and discretion necessary or appropriate to administer the 2012 Plan and to control its operation. The administrator’s powers include the power to:

•	determine the fair market value of our ordinary shares;
•	select the employees or consultants (including directors) to whom awards may be granted;
•	determine the number of our ordinary shares to be covered by each award, approve the forms of agreement and other related documents used under the 2012 Plan;
•	determine the terms and conditions, not inconsistent with the terms of the 2012 Plan, of any award granted thereunder, including but not limited to the exercise or purchase price, the time or times when awards may vest or be exercised, the circumstances when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any award or ordinary shares that are covered by an award;
•	amend any outstanding award or agreement relating to any ordinary shares covered by an award, including any amendment adjusting vesting, provided that no amendment will be made that would materially and adversely affect the rights of any participant without his or her consent;
•	determine whether and under what circumstances an award may be settled in cash instead of ordinary shares, subject to applicable laws;
•	subject to applicable laws, implement an exchange program and establish the terms and conditions of such exchange program without consent of the holders of our ordinary shares, provided that no amendment or adjustment to an award that would materially and adversely affect the rights of any participant will be made without his or her consent;
•	approve addenda pursuant to the terms of the 2012 Plan or to modify the terms of, any outstanding award agreement or any agreement relating to any ordinary shares covered by an award held by participants who are non-U.S. nationals or employed outside the United States with such terms and conditions as the administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in the 2012 Plan to the extent necessary or appropriate to accommodate such differences;
•	construe and interpret the terms of the 2012 Plan and any award agreement or any agreement relating to any ordinary shares covered by an award, which constructions, interpretations and decisions will be final and binding on all participants;
•	authorize any person to execute on behalf of us any instrument required to effect the grant of an award previously granted by the administrator;

•	allow participants to satisfy withholding obligations in such manner as prescribed by the 2012 Plan; and
•	make all other determinations necessary or advisable for administering the 2012 Plan.

The administrator’s decisions are final and binding on all participants and any other persons holding awards.

Stock options. Stock options may be granted under our 2012 Plan. The exercise price of options granted under our 2012 Plan must at least be equal to the fair market value of our ordinary shares on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value of our ordinary shares on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for 3 months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2012 Plan, the administrator determines the other terms of options.

Stock appreciation rights. Stock appreciation rights may be granted under our 2012 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our ordinary shares between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her award agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2012 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with our ordinary shares, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted stock. Restricted stock may be granted under our 2012 Plan. Restricted stock awards are grants of our ordinary shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of ordinary shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of our 2012 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions for lapse of the restriction on the shares it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase.

Restricted stock units. Restricted stock units may be granted under our 2012 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one of our ordinary shares. Subject to the provisions of our 2012 Plan, the administrator will determine the terms and conditions of restricted stock units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restricted stock units will vest.

Performance units and performance shares. The 2012 Plan permits the grant of performance units and performance shares. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our ordinary shares on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination.

Non-executive directors. Our 2012 Plan provides that all eligible non-executive directors are eligible to receive all types of awards under the 2012 Plan (other than incentive stock options).

Non-transferability of awards. Unless the administrator provides otherwise, our 2012 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2012 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2012 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our 2012 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or change in control. Our 2012 Plan generally provides that in the event of a corporate transaction, as defined under the 2012 Plan, each outstanding award will be treated as the administrator determines, except that if a successor does not assume or substitute an equivalent award for any outstanding award, and the agreement applicable to such award provides for accelerated vesting in connection with a termination of service that occurs on or after a corporate transaction, then such acceleration of vesting (as provided for in the award agreement) will occur immediately prior to, and contingent upon, the consummation of the corporate transaction.

The 2012 Plan provides that in the event of a merger or change in control, as defined under the amended and restated 2012 Plan, each outstanding award will be treated as the administrator determines, except that if a successor does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period. Additionally, the 2012 Plan provides that, in the event of a merger or change in control, each outstanding equity award granted under our 2012 Plan that is held by a non-executive director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

Amendment; termination. The administrator has the authority to amend or terminate the 2012 Plan provided such action will not materially and adversely affect the rights of any participant. Our 2012 Plan will automatically terminate in 2022, unless we terminate it sooner. The 2012 Plan will automatically terminate in 2028, unless we terminate it sooner.

Executive Incentive Compensation Plan

Our board of directors has adopted, and our general meeting has approved, the Executive Incentive Compensation Plan, or the Bonus Plan. The Bonus Plan is administered by our compensation committee. The Bonus Plan will allow our compensation committee to provide cash incentive awards to selected employees, including our named executive officers, based upon performance goals established by our compensation committee.

Under the Bonus Plan, our compensation committee will determine the performance goals applicable to any award, which goals may include, without limitation: (i) attainment of research and development milestones, (ii) bookings, (iii) business divestitures and acquisitions, (iv) calculated billings, (v) cash flow, (vi) cash position, (vii) contract awards or backlog, (viii) customer renewals, (ix) customer retention rates from an acquired company, subsidiary, business unit or division, (x) earnings (which may include earnings before interest and taxes, earnings before taxes, and net taxes), (xi) earnings per share, (xii) expenses, (xiii) gross margin, (xiv) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xv) internal rate of return, (xvi) market share, (xvii) net income, (xviii) net profit, (xix) net sales, (xx) new product development, (xxi) new product invention or innovation, (xxii) number of customers, (xxiii) operating cash flow, (xxiv) operating expenses, (xxv) operating income, (xxvi) operating margin, (xxvii) overhead or other expense reduction, (xxviii) product defect measures, (xxix) product release timelines, (xxx) productivity, (xxxi) profit, (xxxii) retained earnings, (xxxiii) return on assets, (xxxiv) return on capital, (xxxv) return on equity, (xxxvi) return on investment, (xxxvii) return on sales, (xxxviii) revenue, (xxxix) revenue growth, (xl) sales results, (xli) sales growth, (xlii) stock price, (xliii) time to market, (xliv) total shareholder return, (xlv) working capital, and (xlvi) individual objectives such as peer reviews or other subjective or objective criteria. Performance goals that include our financial results may be determined in accordance with GAAP or such financial results may consist of non-GAAP financial measures and any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors the compensation committee determines relevant, and may be adjusted on an individual, divisional, business unit or company wide basis. The performance goals may differ from participant to participant and from award to award.

Our compensation committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the compensation committee’s discretion. Our compensation committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards will be paid in cash only after they are earned, which usually requires continued employment through the date a bonus is paid. Our compensation committee will have the authority to amend, alter, suspend or terminate the Bonus Plan provided such action does not impair the existing rights of any participant with respect to any earned bonus.

401(k) and Other Plans

We maintain a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their accounts under the 401(k) plan. The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. We typically make matching contributions to the plan up to 6% of an eligible employee’s compensation. All eligible employees’ interests in our matching contributions, if any, vest immediately at the time of contribution. The 401(k) plan also contains a Roth component.

We also maintain defined-contribution plans for employees in certain other countries.

Role of Compensation Consultant

Our compensation committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel and such other advisers as necessary to assist with the execution of its duties and responsibilities. During the fiscal year ended April 30, 2018, our compensation committee engaged Compensia, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to our compensation committee and does not provide any non-compensation related services to Elastic.

Limitation on Liability and Indemnification Matters

Our articles of association provide that we will indemnify our current and former directors against:

(i)	the reasonable costs of conducting a defense against claims resulting from an act or omission in performing their duties or in performing other duties we have asked them to fulfil;
(ii)	any compensation or financial penalties they owe as a result of an act or omission as referred to under (i) above;
(iii)	any amounts they owe under settlements they have reasonably entered into in connection with an act or omission as referred to under (i) above;

(iv)	the reasonable costs of other proceedings in which they are involved as a current or former director, except for proceedings in which they are primarily asserting their own claims; and
(v)	tax damage due to reimbursements in accordance with the above, to the extent this relates to the indemnified person’s current or former position with us and/or a group company and in each case to the extent permitted by applicable law.

No indemnification shall be given to an indemnified person insofar as:

(i)	it has been established in a final and non-appealable decision of the competent court or, in the event of arbitration, of an arbitrator, that the act or omission of the indemnified person can be described as deliberate (opzettelijk), wilfully reckless (bewust roekeloos) or seriously culpable. In that case, the indemnified person must immediately repay the sums reimbursed by the company, unless Dutch law provides otherwise or this would, in the given circumstances, be unacceptable according to standards of reasonableness and fairness; or
(ii)	the costs or the capital losses of the indemnified person are covered by an insurance policy and the insurer has paid out these costs or capital losses; or
(iii)	the indemnified person failed to notify the company as soon as possible of the costs or the capital losses or of the circumstances that could lead to the costs or capital losses.

Our articles of association will not eliminate a director’s duty of care, and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under Dutch law. This provision also will not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

In addition to the indemnification included in our articles of association, we have entered into and expect to continue to enter into agreements to indemnify each of our current directors, officers and some employees. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Our directors who are affiliated with venture capital funds also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds (which we refer to as the fund indemnitors). We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions in our articles of association. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us for the 2018 fiscal year, we have determined that our executive officers, directors, and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements discussed in the section titled “Executive Compensation,” the following is a description of each transaction since April 30, 2017 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our ordinary shares, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Share Option Grants to Executive Officers

We have granted share options to our named executive officers. For a description of these options, see “Executive Compensation—Outstanding Equity Awards as of Fiscal Year End.”

Offer Letters

We have entered into new employment letters and other arrangements containing compensation, termination and change of control provisions, among others, with our executive officers.

For a description of these arrangements, see “Executive Compensation—Named Executive Officer Employment Letters.”

Indemnification Agreements

Our articles of association provide that we will indemnify our current and former directors. We have also entered into indemnification agreements with each of our officers who are not directors. The indemnification agreements require us to indemnify our officers to the fullest extent permitted by Dutch law. See “Executive Compensation—Limitation on Liability and Indemnification Matters.” We have entered into indemnification agreements with each of our directors and officers.

Policies and Procedures for Related Party Transactions

We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our ordinary shares and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related-party transaction with us without the consent of our audit committee, subject to the exceptions described below.

Our audit committee is authorized to review and approve or ratify any related person transactions to the extent these are not material to (i) the company, (ii) directors or (iii) persons holding at least 10% of the shares in the company. Related person transactions that are material to (i) the company, (ii) directors or (iii) persons holding at least 10% of the shares in the company will be reviewed by the audit committee and approved and ratified by our board of directors. The approval or ratification of a related person transaction by the board of directors requires a majority of the votes of the non-executive directors in favor of such proposal.

In approving or rejecting any such proposal, our audit committee or board of directors, as the case may be, is to consider the relevant facts and circumstances available and deemed relevant to our audit committee or board of directors, including whether the transaction is in, and not inconsistent with, the best interests of the company and its stakeholders, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our board of directors has determined that certain transactions will not require approval, including certain employment arrangements of executive officers; director compensation; transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed $120,000 in any fiscal year; transactions where a related party’s interest arises solely from the ownership of our ordinary shares and all holders of our ordinary shares received the same benefit on a pro rata basis; and transactions available to all employees generally.

We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors, and principal shareholders and their affiliates, are approved by the audit committee of our board of directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of March 21, 2019 for:

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our ordinary shares;
•	each of our current named executive officers;
•	each of our current directors; and
•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all ordinary shares that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership was based on 73,296,667 ordinary shares outstanding as of March 21, 2019. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all ordinary shares subject to equity awards held by the person that are currently exercisable or exercisable within 60 days of March 21, 2019. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040.

Name of Beneficial Owner	Number of Shares	%
5% Shareholders:
Entities affiliated with Benchmark Capital Partners(1)	8,394,532	11.5
Hexavest S.à.r.l.(2)	6,571,709	9.0
Entities affiliated with New Enterprise Associates(3)	5,562,153	7.6
Future Fund Investment Company No.5 Pty Ltd(4)	5,107,200	7.0
Executive Officers and Directors:
Shay Banon(5)	9,919,736	13.3
Janesh Moorjani(6)	707,169	1.0
Aaron Katz(7)	1,082,949	1.5
Jonathan Chadwick(8)	200,000		*
Peter Fenton(9)	8,469,693	11.6
Caryn Marooney	—		*
Chetan Puttagunta	—		*
Steven Schuurman(10)	11,822,000	16.1
Michelangelo Volpi(11)	6,571,709	9.0
All current executive officers and directors as a group (11 persons)(12)	39,917,841	51.8
*	Represents less than 1%.
(1)	Based on the information obtained from entities affiliated with Benchmark Capital Partners, consists of (i) 8,333,407 ordinary shares held of record by Benchmark Capital Partners VII, L.P., or BCP VII, and (ii) 61,125 ordinary shares held of record by Benchmark Capital Partners VII – Annex, L.P., or BCP – Annex. Benchmark Capital Management Co. VII, L.L.C., or BCMC VII, is the general partner of BCP VII and BCP – Annex. Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, one of our directors, J. William Gurley, Kevin R. Harvey, Mitchell H. Lasky, Steven M. Spurlock and Eric Vishria, the managing members of BCMC VII, have shared voting and dispositive power with respect to these ordinary shares. The address for the Benchmark entities is c/o Benchmark Capital Partners, 2965 Woodside Road, Woodside, California 94062.
(2)	Based on the information obtained from Hexavest S.à.r.l., as the managing members of Hexavest S.à.r.l., Emilie Bordaneil, Alberto Morandini and Jean Steffen may be deemed to have shared voting power with respect to the ordinary shares held by Hexavest S.à r.l. Index Ventures Associates IV Limited, the managing general partner of Index Ventures IV (Jersey) LP and Index Ventures IV Parallel Entrepreneur Fund (Jersey) LP, and Index Ventures Associates VI Limited, the managing general partner of Index Ventures VI (Jersey) LP and Index Ventures VI Parallel Entrepreneur Fund (Jersey) LP, which limited partnerships (the “Funds”) together with Yucca (Jersey) SLP are shareholders in Hexavest S.à r.l. Yucca (Jersey) SLP is the administrator of the Index co-investment vehicle that is contractually required to mirror the Funds’ investment. Bernard Dallé, David Hall, Phil Balderson, Mike Johnson and Sinéad Meehan

are the members of the board of directors of Index Ventures Associates IV Limited and may be deemed to have shared voting and dispositive power with respect to the ordinary shares held by this entity. Bernard Dallé, David Hall, Phil Balderson, Ian Henderson, Nigel Greenwood and Sinéad Meehan are the members of the board of directors of Index Ventures Associates VI Limited and may be deemed to have shared voting and dispositive power with respect to the ordinary shares held by this entity. The address for Hexavest S.à r.l is 4, Rue de Fort Wallis, L-2714 Luxembourg. The address for Index Ventures IV (Jersey) LP, Index Ventures IV Parallel Entrepreneur Fund (Jersey) LP and Yucca (Jersey) SLP is 44 Esplanade, St. Helier, Jersey JE4 9WG, Channel Islands. The address for Index Ventures VI (Jersey) LP and Index Ventures VI Parallel Entrepreneur Fund (Jersey) LP is 5th Floor, 44 Esplanade, St. Helier, JE13FG Jersey, Channel Islands.

(3)	Based on the information obtained from entities affiliated with New Enterprise Associates, consists of (i) 571,849 ordinary shares held of record by New Enterprise Associates 13, L.P., or NEA 13, (ii) 3,636,496 ordinary shares held of record by New Enterprise Associates 14, L.P., or NEA 14, (iii) 1,337,102 ordinary shares held of record by NEA 15 Opportunity Fund, L.P., or NEA 15 OF, (iv) 13,864 ordinary shares held of record by nea: seed llc, or Seed, (v) 1,179 ordinary shares held of record by NEA Ventures 2013, L.P, or Ven 2013, and (vi) 1,663 ordinary shares held of record by NEA Ventures 2014, L.P., or Ven 2014. NEA Partners 13, L.P., or NEA Partners 13, is the general partner of NEA 13 and NEA 13 GP LTD, or NEA 13 LTD, is the general partner of NEA Partners 13. The Directors of NEA 13 LTD (collectively, the NEA 13 Directors) are Peter J. Barris, Forest Baskett, Patrick J. Kerins, David M. Mott, and Scott D. Sandell. NEA Partners 14, L.P., or NEA Partners 14, is the general partner of NEA 14 and NEA 14 GP LTD, or NEA 14 LTD, is the general partner of NEA Partners 14. The directors of NEA 14 LTD are Peter J. Barris, Forest Baskett, Anthony A. Florence, Patrick J. Kerins, David M. Mott, Scott D. Sandell, and Peter W. Sonsini. NEA Partners 15-OF, L.P., or NEA Partners 15-OF, is the general partner of NEA 15 OF and NEA 15 GP LLC, or NEA 15 LLC, is the general partner of NEA Partners 15-OF. The managers of NEA 15 LLC are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Joshua Makower, Mohamad Makhzoumi, David M. Mott, Scott D. Sandell, and Peter W. Sonsini. The ordinary shares held directly by Seed are indirectly held by NEA 13, the sole member of Seed, NEA Partners 13, the general partner of NEA 13, NEA 13 LTD, the general partner of NEA Partners 13 and each of the NEA 13 Directors. The ordinary shares held directly by Ven 2013 are held indirectly by Karen P. Welsh, the general partner of Ven 2013. The ordinary shares held directly by Ven 2014 are held indirectly by Karen P. Welsh, the general partner of Ven 2014. The address for each of these entities is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(4)	Based on the information obtained from Future Fund Investment Company No.5 Pty Ltd, the reported ordinary shares are held of record by The Northern Trust Company, or TNTC, in its capacity as custodian for Future Fund Investment Company No.5 Pty Ltd, or FFIC5. FFIC5, a wholly beneficially owned subsidiary of the Future Fund Board of Guardians, an Australian statutory body corporate, holds voting and dispositive power with respect to these ordinary shares. The address for TNTC is Level 47, 80 Collins Street, Melbourne, Victoria, Australia, 3000.
(5)	Consists of (i) 8,441,691 ordinary shares held of record by Mr. Banon and (ii) 1,478,045 ordinary shares subject to options exercisable within 60 days of March 21, 2019, of which 1,379,972 ordinary shares will be vested as of such date.
(6)	Consists of (i) 35,000 ordinary shares held of record by Mr. Moorjani as custodian for his elder daughter; (ii) 35,000 ordinary shares held of record by Mr. Moorjani as custodian for his younger daughter; (iii) 35,000 ordinary shares held of record by Mr. Moorjani as custodian for his son; and (iv) 602,169 ordinary shares subject to options exercisable within 60 days of March 21, 2019, of which 189,653 ordinary shares will be vested as of such date.
(7)	Consists of (i) 251,660 ordinary shares held of record by the Aaron & Johonna Katz Living Trust, each of Aaron Katz and Johonna Katz acting as trustee, and (ii) 831,289 ordinary shares subject to options exercisable within 60 days of March 21, 2019, all of which will be vested as of such date.
(8)	Consists of 200,000 ordinary shares subject to options exercisable within 60 days of March 21, 2019, none of which will be vested as of such date.
(9)	Consists of (i) the ordinary shares disclosed in footnote (1) above which are held by entities affiliated with Benchmark Capital Partners and (ii) 75,161 ordinary shares owned directly by Peter Fenton Trust and acquired pursuant to pro-rata, in-kind distributions by Benchmark Capital Partners VII, L.P. and its affiliated funds and associated persons, without additional consideration, to their respective partners, members and assigns.
(10)	Consists of (i) 5,911,000 ordinary shares held of record by CMXI B.V., or CMXI, and (ii) 5,911,000 ordinary shares held of record by IXII B.V., or IXII. Clavis B.V. serves as the managing director of CMXI and IXII. Mr. Schuurman, the controlling shareholder of CMXI and IXII, holds sole voting and dispositive power with respect to these ordinary shares.
(11)	Consists of the ordinary shares disclosed in footnote (2) above which are held by Hexavest S.à.r.l. Mr. Volpi is co-president of Index Ventures (US) Inc. which provides certain consultancy services to the Funds’ affiliates.
(12)	Consists of (i) 36,176,823 ordinary shares beneficially owned by our executive officers and directors, and (ii) 3,741,018 shares ordinary subject to options exercisable within 60 days of March 21, 2019, of which 3,030,429 ordinary shares are fully vested.

FUTURE SHAREHOLDER PROPOSALS

Elastic will hold an annual general meeting of shareholders in 2019 regardless of the outcome of the Extraordinary Meeting, or whether or not it has been held. You may submit proposals, including recommendations of director candidates, for consideration at such future meeting, as follows:

For inclusion in Elastic’s proxy materials — Shareholders are eligible to present proper proposals for inclusion in Elastic’s proxy statement and for consideration at the next annual general meeting of shareholders (the “2019 AGM”) by submitting their proposals in writing to Elastic’s Corporate Secretary in a timely manner. Because Elastic is a Dutch public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and time frames apply if shareholders wish to submit a proposal for consideration by Elastic shareholders at the 2019 AGM.

Under Dutch law and Elastic’s articles of association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2019 AGM, the shareholder must fulfill the requirements set forth in Dutch law and Elastic’s articles of association, including satisfying both of the following criteria:

•	Elastic must receive the proposed agenda item (supported by reasons) or proposed resolution in writing (excluding e-mail and other forms of electronic communication) no later than 60 days before the date of the 2019 AGM (which date has not yet been declared by the Board); and
•	The number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution must equal at least 3% of Elastic’s issued share capital.

In addition to the above requirements , shareholder proposals must be received by Elastic’s Corporate Secretary no later than May 10, 2019 and must otherwise have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be included in the proxy statement for the 2019 AGM.

To be brought at annual general meeting — In addition, you can find in Elastic’s articles of association an advance notice procedure for shareholders who wish to present certain matters at an annual general meeting of shareholders.

An item requested in writing by one or more shareholders and/or other persons entitled to attend the annual general meeting solely or jointly representing at least the percentage of the issued share capital as required by law shall be included in the notice of the meeting or announced in the same manner, if the Company has received the request, including the reasons, no later than on the day prescribed by law. However, the Board has the right not to place proposals from persons mentioned above on the agenda if the Board judges them to be evidently not in the interest of the Company.

Complete details regarding all requirements that must be met are found in our articles of association. You can obtain a copy of the relevant articles of association provisions by writing to Elastic’s Corporate Secretary at our principal executive offices at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040 or by accessing Elastic’s filings on the SEC’s website at www.sec.gov. All notices of proposals by shareholders, whether or not requested for inclusion in Elastic’s proxy materials, should be sent to Elastic’s Corporate Secretary at our principal executive offices.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Elastic has instituted householding for shareholders of record. Certain brokerage firms may have also instituted householding for beneficial owners of shares of Elastic’s ordinary shares held through brokerage firms. If your household has multiple accounts holding shares of Elastic’s ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your request. Elastic shareholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.elastic.co. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

OTHER MATTERS

Elastic knows of no other matters to be submitted at the Extraordinary Meeting. If any other matters properly come before the Extraordinary Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Extraordinary Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS OF ELASTIC N.V.

Mountain View, California
March 28, 2019

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Board Appointment

Nominees

		For	Against	Abstain
1	Caryn Marooney	☐	☐	☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000413076_1 R1.0.1.18

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date0000413076_1 R1.0.1.18ELASTIC N.V.800 WEST EL CAMINO REALSUITE 350MOUNTAIN VIEW, CA 94040VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59PM EDT on April 24, 2019 or 5:59AM CEST on April 25, 2019.Have your proxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59PM EDTon April 24, 2019 or 5:59AM CEST on April 25, 2019. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORthe following:1. Board AppointmentNomineesFor Against Abstain1 Caryn MarooneyNOTE: Such other business as may properly come before the meeting.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name, by authorized officer.Yes NoHOUSEHOLDING ELECTION - Please indicate if you co nse ntto receive certain future investor communications in asingle package per household

0000413076_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice & Proxy Statement is available at www.proxyvote.com .ELASTIC N.V.Extraordinary General Meeting of ShareholdersApril 25, 2019 8:00 PM Central European Summer TimeThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) any civil law notary of Zuidbroek Corporate Law Notaries and their legalsubstitutes as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote,as designated on the reverse side of this ballot, all of the ordinary shares of ELASTIC N.V. that the shareholder(s) is/areentitled to vote at the Extraordinary General Meeting of Shareholders to be held at 8:00 PM Central European Summer Timeon April 25, 2019, at the offices of Bird & Bird LLP, Zuid-Hollandplein 22, 2596 AW The Hague, the Netherlands.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side